
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM PIMCO
ADVISORS L.P. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                          29,396
<SECURITIES>                                    29,206
<RECEIVABLES>                                   72,018
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               136,055
<PP&E>                                          10,273<F1>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                 359,116
<CURRENT-LIABILITIES>                           71,825
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       289,910<F2>
<OTHER-SE>                                     (8,438)<F3>
<TOTAL-LIABILITY-AND-EQUITY>                   359,116
<SALES>                                              0<F4>
<TOTAL-REVENUES>                               219,093<F5>
<CGS>                                                0<F4>
<TOTAL-COSTS>                                  152,031<F6>
<OTHER-EXPENSES>                                18,004<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 51,055
<INCOME-TAX>                                       453
<INCOME-CONTINUING>                             50,602
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    50,602
<EPS-PRIMARY>                                      .66<F8>
<EPS-DILUTED>                                      .64<F9>

<F1>  Net of accumulated depreciation and amortization.
<F2>  Entity is a partnership. Amount shown represents Partners' Capital.
<F3>  Amount shown comprises Unamortized Compensation.
<F4>  The partnership is in the service business and has no sales or cost of goods sold of tangible products.
<F5>  Amount shown comprises revenues from services.
<F6>  Amount shown comprises costs of services.
<F7>  Amount shown is from amortization of intangible assets.
<F8>  Amount shown is for the Partnership's General Partner and Class A Limited
      Partner Units.
<F9>  Amount is for the Partnership's Class B Limited Partner Units.
